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Exhibit 99.1

Universal Compression Holdings, Inc. 4444 Brittmoore Road Houston, Texas 77041 NYSE: UCO
Contact: David Oatman Vice President, Investor Relations 713-335-7460

FOR IMMEDIATE RELEASE
TUESDAY, OCTOBER 26, 2004

UNIVERSAL COMPRESSION REPORTS
FISCAL 2005 SECOND QUARTER RESULTS

Houston, October 26, 2004—Universal Compression Holdings, Inc. (NYSE: UCO), a leading provider of natural gas compression services, today reported net income of $12.2 million, or $0.38 per diluted share, in the fiscal 2005 second quarter compared to $9.3 million, or $0.30 per diluted share, in the fiscal 2004 second quarter. Results in the fiscal 2004 second quarter included a charge of $0.4 million on a pretax basis, or $0.01 per diluted share on an after-tax basis, related to facility consolidation costs. Excluding this item, fiscal 2004 second quarter net income was $9.6 million, or $0.31 per diluted share.

Net income was $11.8 million, or $0.37 per diluted share, in the fiscal 2005 first quarter, including a gain of $3.2 million on a pretax basis, or $0.06 per diluted share on an after-tax basis, related to the termination of interest rate swaps and a charge of $0.5 million on a pretax basis, or $0.01 per diluted share on an after-tax basis, related to debt extinguishment costs. Excluding these items, fiscal 2005 first quarter net income was $10.1 million, or $0.32 per diluted share.

Revenue was a record $191.9 million in the fiscal 2005 second quarter compared to $184.9 million in the fiscal 2005 first quarter and $175.7 million in the fiscal 2004 second quarter. EBITDA, as adjusted (as defined below), was a record $59.5 million in the fiscal 2005 second quarter compared to $55.1 million in the fiscal 2005 first quarter and $55.3 million in the fiscal 2004 second quarter.

"We are pleased with our fiscal 2005 second quarter financial results which included record levels of revenue and EBITDA and a 23% improvement in diluted earnings per share compared to the prior year period results excluding facility consolidation costs. This strong earnings growth was driven by an increased gross profit contribution from each of our contract compression, aftermarket services and fabrication business segments. Contract compression fleet utilization improved steadily throughout the fiscal 2005 second quarter, increasing from 87.6% at June 30, 2004 to 89.8% at September 30, 2004. We are positive about the outlook for the second half of fiscal 2005 due to continuing strong natural gas industry conditions and a healthy demand for our products and services," said Stephen A. Snider, Universal's President and Chief Executive Officer.

"With strong industry conditions and higher utilization rates, we are investing in our contract compression fleet through the fabrication of new units and the repackaging of existing units, both domestically and internationally. Additional investments in our fleet will continue to be measured against and consistent with our disciplined focus on asset utilization and return on capital," added Michael Anderson, Universal's Chief Financial Officer.

GUIDANCE

FOR THE THREE MONTHS ENDING DECEMBER 31, 2004, THE COMPANY EXPECTS REVENUES TO BE $185 MILLION TO $195 MILLION AND EARNINGS PER DILUTED SHARE TO BE $0.39 TO $0.43. FOR THE TWELVE MONTHS ENDING MARCH 31, 2005, THE COMPANY EXPECTS REVENUES OF $760 MILLION TO $780 MILLION AND EARNINGS PER DILUTED SHARE OF $1.53 TO $1.63, EXCLUDING THE GAIN ON TERMINATION OF INTEREST RATE SWAPS AND DEBT EXTINGUISHMENT COSTS. INCLUDING THESE ITEMS, THE COMPANY EXPECTS EARNINGS PER DILUTED SHARE OF $1.58 TO $1.68 IN FISCAL YEAR 2005.

Conference Call

Universal will host a conference call today, October 26, 2004 at 10:00 am Central Time, 11:00 am Eastern Time, to discuss the quarter's results and other corporate matters. The conference call will be broadcast live over the Internet to provide interested persons the opportunity to listen. The call will also be archived for approximately 90 days to provide an opportunity to those unable to listen to the live broadcast. Both the live broadcast and replay of the archived version are free of charge to the user.

Persons wishing to listen to the conference call live may do so by logging onto http://www.universalcompression.com (click "Investor Home" in the "Investor Relations" section) or http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=121184&eventID=951531 at least 15 minutes prior to the start of the call. The replay of the call will be available at the Web site www.universalcompression.com.

EBITDA, as adjusted, is defined as net income plus income taxes, interest expense (including debt extinguishment costs and excluding gain on termination of interest rate swaps), operating lease expense, depreciation and amortization, foreign currency gains or losses, excluding non-recurring items (including facility consolidation costs), and extraordinary gains or losses.

Universal Compression, headquartered in Houston, Texas, is a leading natural gas compression services company, providing a full range of contract compression, sales, operations, maintenance and fabrication services to the domestic and international natural gas industry.

Statements about Universal's outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Universal's control, which could cause actual results to differ materially from such statements. While Universal believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the demand for Universal's products and services and worldwide economic and political conditions. These and other risk factors are discussed in Universal's filings with the Securities and Exchange Commission, copies of which are available to the public. Universal expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events, or otherwise.

UNIVERSAL COMPRESSION HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	September 30, 2004	June 30, 2004	September 30, 2003
Revenue:
Domestic contract compression	$73,178	$70,973	$69,716
International contract compression	22,872	22,746	20,720
Fabrication	57,772	57,362	49,678
Aftermarket services	38,062	33,793	35,568

Total revenue	191,884	184,874	175,682

Costs and expenses:
Domestic contract compression—direct costs	26,798	26,265	26,965
International contract compression—direct costs	5,412	4,913	4,812
Fabrication—direct costs	51,772	53,336	44,113
Aftermarket services—direct costs	30,204	26,612	27,880
Depreciation and amortization	23,123	22,673	20,915
Selling, general and administrative	18,245	18,215	17,324
Interest expense	16,154	16,817	17,960
Foreign currency (gain) loss	882	(358)	884
Other (income) expense	(56)	417	(714)
Debt extinguishment costs	—	475	—
Gain on termination of interest rate swaps	—	(3,197)	—
Facility consolidation costs	—	—	417

Total costs and expenses	172,534	166,168	160,556

Income before income taxes	19,350	18,706	15,126
Income taxes	7,160	6,921	5,823

Net income	$12,190	$11,785	$9,303

Weighted average common and common equivalent shares outstanding:
Basic	31,336	31,248	30,797

Diluted	32,045	31,880	31,108

Earnings per share:
Basic	$0.39	$0.38	$0.30

Diluted	$0.38	$0.37	$0.30

UNIVERSAL COMPRESSION HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(Dollars in thousands)

	Three Months Ended
	September 30, 2004	June 30, 2004	September 30, 2003
Revenue:
Domestic contract compression	$73,178	$70,973	$69,716
International contract compression	22,872	22,746	20,720
Fabrication	57,772	57,362	49,678
Aftermarket services	38,062	33,793	35,568

Total	$191,884	$184,874	$175,682
Gross Profit:
Domestic contract compression	$46,380	$44,708	$42,751
International contract compression	17,460	17,833	15,908
Fabrication	6,000	4,026	5,565
Aftermarket services	7,858	7,181	7,688

Total	$77,698	$73,748	$71,912
Selling, General and Administrative	$18,245	$18,215	$17,324
% of Revenue	10%	10%	10%
EBITDA, as adjusted	$59,509	$55,116	$55,302
% of Revenue	31%	30%	31%
Capital Expenditures	$39,240	$20,344	$20,577
Profit Margin:
Domestic contract compression	63%	63%	61%
International contract compression	76%	78%	77%
Fabrication	10%	7%	11%
Aftermarket services	21%	21%	22%
Total	40%	40%	41%
Reconciliation of GAAP to Non-GAAP Financial Information:
Net income	$12,190	$11,785	$9,303
Income taxes	7,160	6,921	5,823
Depreciation and amortization	23,123	22,673	20,915
Interest expense	16,154	16,817	17,960
Foreign currency (gain) loss	882	(358)	884
Facility consolidation costs	—	—	417
Debt extinguishment costs	—	475	—
Gain on termination of interest rate swaps	—	(3,197)	—

EBITDA, as adjusted(1)	$59,509	$55,116	$55,302
	September 30, 2004	June 30, 2004	September 30, 2003
Debt(2)	$792,966	$792,665	$889,673
Stockholders' Equity	$832,604	$813,508	$762,866
Total Debt to Capitalization	48.8%	49.4%	53.8%

(1)
Management believes disclosure of EBITDA, as adjusted, a non-GAAP measure, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, it provides a more complete understanding of our performance than GAAP results alone. Management uses EBITDA, as adjusted, as a supplemental measure to review current period operating performance, a comparability measure, a performance measure for period to period comparisons and a valuation measure.

(2)
Debt includes capital lease obligations.

UNIVERSAL COMPRESSION HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(Horsepower in thousands)

	Three Months Ended
	September 30, 2004	June 30, 2004	September 30, 2003
Total Horsepower Available (at period end):
Domestic contract compression	1,896	1,899	1,936
International contract compression	437	424	410

Total	2,333	2,323	2,346
Average Contracted Horsepower:
Domestic contract compression	1,665	1,626	1,662
International contract compression	401	388	364

Total	2,066	2,014	2,026
Horsepower Utilization:
Spot (at period end)	89.8%	87.6%	86.9%
Average	88.9%	86.7%	85.9%
Fabrication Backlog (in millions)	$66	$81	$101

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  Exhibit 99.1